Exhibit 23.2

CONSENT OF NETHERLAND, SEWELL & ASSOCIATES, INC.

We hereby consent to the use of our report dated February 9, 2004 regarding Torch Energy Royalty Trust interest for the year ended December 31, 2003 and to reference to our firm included in this Form 10-K.

Netherland, Sewell and Associates, Inc.

By:	/s/ Danny D. Simmons
Danny D. Simmons Executive Vice President

Houston, Texas

April 8, 2004